CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2001 appearing on page 24 of The First American Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



By: /s/ PricewaterhouseCoopers LLP
    ------------------------------
PricewaterhouseCoopers LLP
Orange County, California
July 16, 2001